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                                                                    EXHIBIT L(1)

                               PURCHASE AGREEMENT

         Warburg, Pincus Japan Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Warburg, Pincus Counsellors, Inc. ("Warburg") hereby agree as follows:

         1. The Fund offers Warburg and Warburg hereby purchases 10,000 shares of common stock of the Fund, including 9.900 shares of Common Stock and 100 shares designated "Common Stock - Series 2," each having a par value $.001 per share (the "Shares") at a price of $10.00 per Share (the "Initial Shares"). Warburg hereby acknowledges receipt of certificates representing the Initial Shares and the Fund hereby acknowledges receipt from Warburg of $100,000.00 in full payment for the Initial Shares.

         2. Warburg represents and warrants to the Fund that the Initial Shares are being acquired for investment purposes and not for the purpose of distributing them.

         3. Warburg agrees that if any holder of the Initial Shares redeems any Initial Share in the Fund before five years after the date upon which the Fund commences its investment activities, the redemption proceeds will be reduced by the amount o unamortized organizational expenses, in the same proportion as the number of Initial Shares being redeemed bears to the number of Initial Shares outstanding at the time of redemption. The parties hereby acknowledge that any Shares acquired by Warburg other than the Initial Shares have not been acquired to fulfill the requirements of Section 14 of the Investment Company Act of 1940, as amended, and , if redeemed, their redemption proceeds will not be subject to reduction based on the unamortized organizational expenses of the Fund.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 5th day of December, 1995.

                                          WARBURG, PINCUS JAPAN GROWTH
                                            FUND, INC.



                                          By: /s/ Eugene P. Grace
                                             ----------------------------------
                                             Name:  Eugene P. Grace
                                             Title: Vice President & Secretary

ATTEST:



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                                            WARBURG, PINCUS COUNSELLORS, INC.



                                          By: /s/ Eugene P. Grace
                                             ----------------------------------
                                             Name:  Eugene P. Grace
                                             Title: Vice President

ATTEST:



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